UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-6078

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

On February 23, 2011, the Compensation Committee of the Board of Directors of FTI Consulting, Inc. (“FTI”) increased the annual amounts of the transition payment, as provided in the employment agreement with Jack B. Dunn, IV from $500,000 to $1,000,000, and as provided in the employment agreement with Dennis J. Shaughnessy from $700,000 to $950,000, in each case effective immediately. In addition, the Compensation Committee increased the lump sum payment amounts, in the event of termination due to death or Disability (as defined in each employment agreement), (i) if such termination occurs prior to the commencement of the transition period or (ii) if termination occurs on or following commencement of the transition period, to a maximum payment of $5,000,000 (up from $2,500,000), in the case of Mr. Dunn, and a maximum payment of $4,750,000 (up from $3,500,000), in the case of Mr. Shaughnessy. FTI’s employment agreements with Messrs. Dunn and Shaughnessy, and prior amendments thereto, have been filed with the Securities and Exchange Commission as exhibits to FTI’s Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 25, 2011 and are hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: March 1, 2011	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and General Counsel

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